Exhibit 12.1

I, Dror Harats, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Vascular Biogenics Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 11, 2017

/s/ Dror Harats
Dror Harats
Chief Executive Officer